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                                                                  EXHIBIT T3E(3)

                                     FORM OF
                             NOTE EXCHANGE AGREEMENT

     This NOTE EXCHANGE AGREEMENT (this "Agreement") is entered into as of April _____, 2002, by and among Southwest Royalties, Inc., a Delaware corporation (the "Company"), and certain holders of the Company's 10 1/2% Senior Notes due 2004 (the "Original Notes") that are listed on Schedule I hereto (the "Exchanging Holders").

     WHEREAS, the Company has issued and there remains outstanding an aggregate of $123,685,000 principal amount of its Original Notes;

     WHEREAS, pursuant to an offer to exchange, the Company desires to issue to the Exchanging Holders, and the Exchanging Holders desire to acquire from the Company, in exchange for their respective Original Notes (including interest accrued but not paid thereon), in the aggregate, (i) $60 million Senior
Secured Notes due June 30, 2004 (the "Exchange Notes") and (ii) 900,000 shares (the "Class A Common Shares") of the Company's Class A common stock, $.01 par value per share, in such amounts as set forth in Schedule I hereto and on the terms and subject to the conditions set forth herein (such exchange, the "Exchange"); and

     WHEREAS, effective upon the Closing Date, as defined below, the Company is filing an Amended and Restated Certificate of Incorporation, in the form of Exhibit A hereto, pursuant to which, among other things, all of the Company's outstanding capital stock, which is held by its current stockholder, will be converted into an aggregate of 100,000 shares of Common Stock, $.01 par value per share, and 200,00 shares of Special Stock, $.01 par value per share, the terms of which are set forth therein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   The Exchange Offer.
          ------------------

          (a) The Exchange. Subject to the terms and conditions hereof, the
              ------------
Company hereby agrees to issue to the Exchanging Holders upon receipt of each Exchanging Holders' Original Notes, and each Exchanging Holder, severally and not jointly, agrees to accept from the Company, in the aggregate, (i) $60 million principal amount of Exchange Notes and (ii) 900,000 Class A Common Shares (collectively, the "Exchange Consideration"), in such amounts as set forth beside each Exchanging Holders' name on Schedule I hereto. Any unpaid interest on the Original Notes accrued through the Closing Date (as defined below) shall be extinguished and the Company shall have no liability with regard to such unpaid interest.

          (b) Terms of the Exchange Notes. The Exchange Notes will be governed
              ---------------------------
by an Indenture (the "Indenture"), dated as of April ____, 2002 between the Company and Wilmington Trust Company, as trustee, the form of which is attached as Exhibit B hereto.
   ---------

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     Subject to the terms and conditions set forth in the Indenture, interest on the Exchange Notes shall begin to accrue on February 1, 2002 (as if the Exchanging Notes were issued on such date) at (i) 10 1/2 % per annum through December 31, 2002, (ii) 11 1/2% from January 1, 2003 through December 31, 2003 and (iii) 12 1/2% thereafter through the maturity date. Interest is payable on the Exchange Notes semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2002. The New Notes will mature on June 30, 2004.

          (c) Terms of the Class A Common Shares. Except as otherwise provided
              ----------------------------------
below, the Class A Common Shares shall be entitled to one vote per Class A Common Share on all matters to which the holders of the Company's Common Stock, $.01 par value per share (the "Common Stock"), may vote. Subject to the provisions of the Amended and Restated Certification of Incorporation, holders of Class A Common Shares shall be entitled to elect four of the seven members of the Company's Board of Directors and shall have such other rights, preferences and limitations as set forth in the Company's Amended and Restated Certificate of Incorporation.

     2.   Closing.
          -------

     The consummation of the Exchange (the "Closing") shall occur at the offices of Baker, Donelson, Bearman & Caldwell, 555 11th Street, NW, 6th Floor, Washington, DC 20004, simultaneously with the Closing of the Refinancing (as defined herein), at 9:00 a.m. New York, New York time on April _____, 2002 (the "Closing Date") or at such other time and place as the Company and the Exchanging Holders mutually agree in writing. Prior to the time of Closing, the Company shall deliver to Wilmington Trust Company, as depositary, one or more certificates evidencing the Exchange Notes and the Class A Common Shares against delivery to the Company of the Original Notes. The depositary will execute such documents reasonably necessary to evidence receipt of such Exchange Notes and Class A Common Shares. If for any reason the Closing does not occur within 24 hours of the Company's delivery to the depositary of the Exchange Notes and the Class A Common Shares, the depositary shall immediately return such Exchange Notes and Class A Common Shares to the Company or an authorized representative thereof. At the Closing, the Company will cause to be delivered to the Exchanging Holders the legal opinion as described on Exhibit C attached hereto.
                                                     ---------
At the Closing, the Original Notes shall be delivered to the Company and the Exchange Notes and the Class A Common Shares shall be delivered to the Exchanging Holders, each from the depositary.

     3.   Exchanging Holder Representations. Each Exchanging Holder hereby
          ---------------------------------
represents, warrants and covenants to the Company, severally and not jointly, as follows:

          (a) Authorization. The Exchanging Holder has requisite power and
              -------------
authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of the Exchanging Holder, enforceable in accordance with its terms, except that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

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          (b) Access to Information. The Company has delivered to the Exchanging
              ---------------------
Holder its Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 10-K"), its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (the "Third Quarter 10-Q") and unaudited financial information summary for the year ended December 31, 2001 (the "Unaudited 2001 Financial Summary") and has made available to the Exchanging Holder all other reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the "SEC") from 1997 through the Closing Date pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Exchanging Holder has received physical delivery of all such documents, records and information which Exchanging Holder has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant in making a decision to participate in the Exchange.

          (c) Title to Original Notes. Immediately prior to the Closing, the
              -----------------------
Exchanging Holder will have title to the Original Notes being exchanged by it, free and clear of all claims, liens, title defects and objections or equities of any kind and nature whatsoever.

          (d) Investment Representations.
              --------------------------

              (i) The Exchanging Holder understands that the Exchange Notes and the Class A Common Shares acquired hereunder have not been registered under Securities Act of 1933, as amended (the "Securities Act"), based upon an exemption from registration under Section 3(a)(9) of the Securities Act.

              (ii) The Exchanging Holder is either (i) a "Qualified Institutional Buyer" as such term is defined in Rule 144A under the Act or (ii) an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act; does not require the assistance of an investment advisor or other purchaser representative to participate in the transactions contemplated by this Agreement; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Exchange Notes and Common Shares; and has the ability to bear the economic risks of its investment for an indefinite period of time.

          (e) No Commission or Remuneration. The Exchanging Holder has not
              -----------------------------
received any commission or remuneration for acting on the Company's behalf in connection with or in order to solicit or facilitate the Exchange. The Exchanging Holder has not paid any commission or remuneration to any individual, corporation, partnership, joint venture or other entity ("Person") in order to solicit or facilitate the Exchange.

          (f) Section 3(a)(9) Exemption. The Exchanging Holder acknowledges that
              -------------------------
the transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. To its knowledge, the Exchanging Holder has not taken or will not take any action which might subject the offering and the issuance of the Exchange Consideration to the registration requirements of Section 5 of the Securities Act.

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          (g) No Listing of Exchange Consideration. The Exchanging Holder
              ------------------------------------
acknowledges that none of the Exchange Consideration will be listed on any national securities exchange or authorized to be quoted on any inter-dealer quotation system of any national securities association and that the Company has no obligation to effect such listing or authorization.

     4.   The Company's Representations and Covenants. The Company represents,
          -------------------------------------------
warrants and covenants to the Exchanging Holders as follows:

          (a) Organization, Authority, etc. The Company is a corporation duly
              ----------------------------
incorporated and validly existing under and by virtue of the laws of the State of Delaware and has all requisite corporate power to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted; is duly qualified or licensed to do business and is in good standing as a foreign corporation in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, except where the failure to be so licensed or qualified could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, properties or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted) (a "Material Adverse Effect"); and has all requisite corporate power to enter into this Agreement, to issue the Exchange Notes and the Class A Common Shares and to perform its obligations hereunder.

          (b) Corporate Acts and Proceedings. The execution and delivery of this
              ------------------------------
Agreement and the transactions contemplated hereby have been duly and validly authorized, and all necessary corporate action has been taken to make this Agreement a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (c) Valid Issuance. When the Exchange Notes have been duly executed
              --------------
and authenticated in accordance with the terms of the Indenture and delivered upon consummation of the Exchange against receipt of the Original Notes surrendered in exchange therefor as provided herein, the Exchange Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     When the Class A Common Shares are delivered upon consummation of the Exchange against receipt of the Original Notes as provided herein, the Class A Common Shares will be duly authorized and validly issued, fully paid and nonassessable.

          (d) Exempt Offering. Subject to the accuracy of the Exchanging
              ---------------
Holders' representations and warranties contained in Section 3 hereof, the issuance hereunder of the

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Exchange Notes and the Class A Common Shares is exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to an exemption set forth in Section 3(a)(9) of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Exchange Consideration under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering and the issuance of the Exchange Consideration to the registration requirements of
Section 5 of the Securities Act.

          (e) Disclosure Statement. The Offer to Exchange and Consent
              --------------------
Solicitation Statement, as delivered to each Holder in connection with the Exchange (the "Disclosure Statement"), does not contain, to the Company's knowledge, any untrue statement of material fact or omit a material fact necessary in order to make a statement contained in the Disclosure Statement, in light of the circumstances under which it was made, not misleading.

          (f) Brokers. There is no broker, investment banker, financial advisor,
              -------
finder or other person which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission for which the Exchanging Holders will be liable in connection with the execution of this Agreement or the transactions contemplated hereby. The Company has not paid any commission or remuneration to any Person in order to solicit the Exchange.

          (g) Compliance with Other Instruments. As of the effective date of
              ---------------------------------
this Agreement, neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (b) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, (c) result in the creation under any agreement or instrument of any lien, security interest, encumbrance or other claim upon any of the assets of the Company, or (d) create in any person or entity any right to terminate any agreement with the Company or otherwise exercise any rights against the Company or cause any payment or performance obligation of the Company to be accelerated, except in each case (a-d) or in the aggregate as would not have a Material Adverse Effect.

          (h) Additional Information. Since December 10, 1997, the Company has
              ----------------------
filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective filing dates, the information contained in its 2000 10-K and the Third Quarter 10-Q complied with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to the 2000 10-K or Third Quarter 10-Q, as the case may be, in all material respects, and the 2000 10-K and the Third Quarter 10-Q, at the time each was filed with the SEC, and the Unaudited 2001 Financial Summary contained no untrue statement of a material fact or

                                       5

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omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.  Stop Transfer Instructions. The Exchanging Holders acknowledge that the
         --------------------------
transfer agent for the Company shall be instructed not to transfer the ownership of the certificates evidencing the Class A Common Shares or the Exchange Notes in instances where the Exchanging Holder is an affiliate of the Company (as defined in the Securities Act) unless in the prior written opinion of counsel, reasonably acceptable to the Company, such transfer is in compliance with applicable provisions of federal and state securities laws.

     6.  Survival of Representations, Warranties and Agreements.  All
         ---------------------------------------------------------
representations and warranties made by the Company and the Exchanging Holders herein shall survive until eighteen months from the Closing Date.

     7.  Indemnification.
         ---------------

         (a)  Indemnification of the Company. The Exchanging Holders, severally
              ------------------------------
and not jointly, agree to indemnify and hold harmless the Company, each officer, director, employee or agent thereof, its respective controlling persons, and respective estates, successors, and assigns (each an "Indemnified Party"), from and against any and all claims, losses damages, liabilities and expenses (including, without limitation, settlement costs and any reasonable legal fees and expenses or other expenses for investigating or defending any actions or threatened actions) (the "Losses") incurred by such Indemnified Party as a result of any breach of any representation or warranty made by the Exchanging Holder in this Agreement or any other document executed by an Exchanging Holder in connection with the Exchange (collectively, the "Transaction Documents").

         (b)  Indemnification of the Exchanging Holders. The Company shall
              -----------------------------------------
indemnify and hold harmless each Exchanging Holder, each officer, director, employee or agent thereof, its respective controlling persons, and its respective estates, successors, and assigns (each an "Indemnified Party") from and against any and all Losses incurred by such Indemnified Party as a result of any of the following:

         (i) any breach of any representation or warranty made by the Company in this Agreement or in any other Transaction Document;

        (ii) the nonfulfillment or breach of any covenant, agreement or obligation of the Company to or with an Exchanging Holder contained in this Agreement or in any other Transaction Document;

       (iii) any untrue statement of a material fact relating to the Company contained in the Disclosure Statement or arising out of or based on any omission or alleged omission to state therein a material fact relating to the Company required to be stated therein or necessary to make the statements therein not misleading; and

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         (iv) any claim brought in connection with the Exchange, whether or not consummated, against the Exchanging Holders by holders of the Original Notes not participating in the Exchange.

         (c) Advancement of Expenses. The Company will reimburse any Indemnified
             -----------------------
Party for all expenses, including reasonable attorney fees and expenses, contemplated by this Section 7 as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claims or any action or proceeding arising therefrom, whether or not the Indemnified Party is a party or whether or not such claim, action or proceeding is initiated.

         (d) Notice of Indemnification. Promptly after receipt by an indemnified
             -------------------------
party hereunder of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any Indemnified Party other than under this
Section 7. In case any such action shall be brought against any Indemnified Party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from the indemnifying party to such Indemnified Party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under this Section 7 for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the Indemnified Party and the indemnifying party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or additional to those available to the indemnifying party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the indemnifying party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (e) Contribution. If the indemnification provided for in this Section 7
             ------------
is not available to the Company or the Exchanging Holders or is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Exchanging Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Exchange Holder on the other in connection with the actions, statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

      8. Registration Rights.
         -------------------

         (a) Registration of Exchange Notes and Class A Common Shares.
             --------------------------------------------------------

         (i) The Company hereby agrees to register under the Securities Act all of the Registrable Securities held by the Exchanging Holders for sale in the manner set forth herein. The Company shall file a registration statement with the SEC prior to or on April 30, 2002.

         (ii) The Company shall use its best efforts to register under the Securities Act, for public sale, the Registrable Securities of the Exchanging Holders. Registration pursuant to this Section 8 (a) (ii) shall be counted only when (i) all the Registrable Securities of the Exchanging Holders have been so included, (ii) the corresponding registration statement has

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become effective under the Securities Act, and (iii) the public offering has been consummated and the Registrable Securities of the Exchanging Holders have been sold on the terms and conditions specified therein. Notwithstanding anything to the contrary contained herein, the Company may delay the filing or effectiveness of a registration statement for up to 90 days if (i) the Company is engaged in a firm commitment underwritten public offering of shares of its Common Stock and the Exchanging Holders are permitted to include all of the Registrable Securities in such public offering or (ii) the Board of Directors of the Company determines in its reasonable judgment and in good faith that the filing of such a registration statement or the making of any required disclosure in connection therewith would have a Material Adverse Effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged. The Company will promptly give the Exchanging Holders written notice of such determination and an approximation of the period of the anticipated delay. The Company shall provide written notice to the Exchanging Holders of the end of each delay period. The Company shall not be entitled to initiate a delay period unless it shall concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and have in place a policy that prohibits sales of securities of the Company by senior executive officers during such period.

        (iii) The Company shall be entitled to include in any registration statement filed pursuant to this Section 8(a), for sale securities of the Company entitled generally to vote in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors). If, however, such registration is an underwritten registration and the managing underwriters participating in such offering conclude that the total amount of Registrable Securities held by the Exchanging Holders and the Company desiring to participate in such registration to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold) then the amount of Common Stock to be offered for the account of the Company shall be reduced to zero, if necessary.

        (b) Piggy-Back Registration. When the Company registers the Registrable
            ------------------------
Securities held by the Exchanging Holders under the Securities Act for sale to the public, the Company hereby agrees to register the shares of Common Stock and Special Stock held by Southwest Royalties Holdings, Inc. ("SRH Registrable Securities") on the same terms and conditions as the securities otherwise being sold pursuant to such registration, and the Company will use its best efforts to cause the SRH Registrable Securities to be included in the securities to be covered by the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by SRH of the SRH Registrable Securities so registered, subject to any other restrictions relating to such SRH Registered Securities; provided, however, that the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of SRH, abandon the proposed registration of the SRH Registrable Securities in its entirety. If such registration is an underwritten registration, the number of SRH Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent the managing underwriter concludes that such inclusion would jeopardize the successful marketing of the securities proposed to be offered and sold thereunder.

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

Notwithstanding anything to the contrary contained in this Section 8(b), in the event that there is a firm underwriting commitment offer of securities of the Company pursuant to a registration statement covering Registrable Securities of the Exchanging Holders or Common Stock of the Company and SRH does not elect to sell its SRH Registrable Securities to the underwriters of the Company's securities in connection with such offering, SRH shall not offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable into or exercisable for any shares of Common Stock during the period of distribution of the Company's securities by such underwriters, which shall be specified in writing by the underwriters and shall not exceed 90 days following the date of effectiveness under the Securities Act of the registration statement relating thereto.

        (c)   Registration Procedures. If and when the Company, pursuant to
              -----------------------
Section 8(a) or (b), becomes obligated to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

        (i) prepare and file as promptly as possible with the Commission the registration statement in accordance with this Section 8 with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (as determined below); provided, that before filing a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to the Holders of the Registrable Securities who beneficially own 10% or more of such Registrable Security covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters;

        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified below and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

        (iii) furnish to each Selling Holder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein prior to the filing with the Commission) as such Persons may reasonably request in order to review such documentation and to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

        (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

        (v) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

        (vi) furnish at the request of a Selling Holder, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement (or on the effective date in the case of an offering that is not underwritten), an opinion of counsel for the Company dated as of such date and addressed to the underwriters, if any, and to the Selling Holders, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements or any engineering report contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by any such Selling Holder or its counsel, and (ii) on the effective date of the registration statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters, if any, and to the Selling Holders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations promulgated thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the registration statement in respect to which such letter is being given as the underwriters or any Selling Holder may reasonably request;

        (vii) use its reasonable best efforts to keep effective and maintain a registration, qualification, approval or listing obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

        (viii) use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

        (ix) enter into customary agreements (including, if requested, an underwriting agreement in the customary form) and take such other actions as are reasonably requested by the

Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

     The period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or the fulfillment of the Company's obligations under subsection
(vii) of this Section 8(c).

     In connection with each registration hereunder, each Selling Holder will furnish promptly to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

     In connection with each registration hereunder with respect to an underwritten public offering, each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Selling Holders that is inconsistent with the provisions hereof; and further provided, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, the Selling Holders and such managing underwriter.

          (d)  Expenses.
               --------

          (i) All expenses incident to the Company's performance or compliance with Section 8 of this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance and reasonable out-of-pocket expenses of the Selling Holders, but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses." All underwriting discounts and selling commissions attributable to the sale of the Registrable Securities are herein called "Selling Expenses."

          (ii) The Company will pay all Registration Expenses with each registration statement filed pursuant to this Agreement, whether or not the registration becomes effective, and the Selling Holders shall pay Selling Expenses in connection with any Registrable Securities registered and sold pursuant to this Agreement.

          (e)  Indemnification in Connection with Registration.
               -----------------------------------------------

          (i) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter of Registrable Securities thereunder and each

Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("Registration Rights Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Registration Rights Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such registration statement or prospectus.

          (ii) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information with respect to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto.

          (iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 8(e). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (iv) If the indemnification provided for in this Section 8(e) is not available to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has ben made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          (f)  Stock Splits, Dividends, Recapitalizations, etc. Any shares or
               -----------------------------------------------
other securities resulting from any stock split, stock dividend, reclassification of the Common Stock of the Company, merger, consolidation or reorganization of the Company which may be received by the Holders shall also be deemed to be Registrable Securities.

          (g)  Registrable Securities. (a) Any Registrable Security will cease
               ----------------------
to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been issued, sold or disposed of pursuant to such effective registration statement or (ii) such Registrable Security is held by the Company or any of its subsidiaries.

     9. Definitions. Unless otherwise defined in this Agreement, the terms set
        -----------
forth below have the meanings as so defined:

     "Business Day" means each day in which banking institutions in New York are not required or authorized by law or executive order to close.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means shares of common stock of the Company, $.01 par value per share.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holders" means the record holder of a Registrable Security.

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other governmental entity.

     "Registrable Securities" means the shares of Class A Common Stock and Exchange Notes issuable pursuant to this Agreement and shares of Common Stock and Special Stock held by SRH, until such time as such securities cease to be Registrable Securities pursuant to Section 8(g) hereof.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

     "SRH" means Southwest Royalties Holdings, Inc.

     10. Miscellaneous.
         -------------

         (a) Amendment. Neither this Agreement nor any provision hereof may be
             ---------
changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         (b) Expenses. Whether or not the transactions contemplated hereby are
             --------
consummated, each of the Company and the Exchanging Holders, unless otherwise provided in writing, will pay their own expenses incurred in connection with the transactions contemplated hereby.

         (c) Notices. All notices and other communications provided for or
             -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier, telex, facsimile, telecopier, or similar writing:

             (i) if to the Exchanging Holders to the name of such Exchanging Holder at the respective address set forth on Schedule I

                 , with a copy to:

                 Duane Morris, LLP
                 Suite 4200, One Liberty Place
                 Philadelphia, Pennsylvania  19103-7396
                 Attention:  David Sykes, Esq.
                 Telephone Number: (215) 979-1000
                 Facsimile Number: (215) 979-1020

                 ; and

               (ii)  If to the Company, to:

                     Southwest Royalties, Inc.
                     407 North Big Spring
                     Midland, Texas 79701
                     Telephone No.: (915) 686-9927
                     Facsimile No.: (915) 688-0190

                     , with a copy to:

                     Baker, Donelson, Bearman & Caldwell
                     1800 Republic Centre
                     633 Chestnut Street
                     Chattanooga, Tennessee 37450
                     Attention:  J. Porter Durham, Esq.
                     Telephone No.: (423) 756-2010
                     Facsimile No.: (423) 756-3477

               (iii) All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered;
          (ii) five (5) business days after being deposited in the mail, postage prepaid, if mailed; (iii) one (1) business day after being timely dispatched postage prepaid, if by internationally recognized next-day courier; (iv) when answered back, if telexed; (v) when receipt acknowledged, if sent by facsimile transmission and (vi) if given by any other means, when delivered at the addresses referred to in this Section. Any of the above addresses may be changed by notice made in accordance with this Section 10(c).

          (d) Parties in Interest. All the terms and provisions of this
              -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

          (e) Headings. The headings of the sections and paragraphs of this
              --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (f) Choice of Law. The internal laws of the State of Delaware shall
              -------------
govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto without giving effect to conflicts of laws, rules or principles.

          (g) Entire Agreement. This Agreement contains the entire agreement
              ----------------
among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

     (h) Counterparts. This Agreement may be executed in any number of
         ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     (i) Jurisdiction. Any suit, action or proceeding seeking to enforce any
         ------------
provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(c) shall be deemed effective service of process on such party.

     (j) No Implied Waiver. No failure or delay by any party in exercising any
         -----------------
right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (k) Waiver of Jury Trial.
              --------------------

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (l) Severability. If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     BEFORE EXECUTING THIS AGREEMENT, EACH EXCHANGING HOLDER SHOULD CONSULT WITH ITS TAX ADVISORS REGARDING THE CONSEQUENCES OF THE EXCHANGE AND OWNERSHIP OF THE EXCHANGE CONSIDERATION.

     IN WITNESS WHEREOF, the parties hereto have caused this Note Exchange Agreement to be executed as of the date first above written.

                               SOUTHWEST ROYALTIES, INC.

                               By: ___________________________________________

                               Name: H.H. Wommack, III

                               Title: President and Chief Executive Officer

                               [NAME OF EXCHANGING HOLDER]

                               By:    ________________________________________

                               Name:  ________________________________________

                               Title: ________________________________________

                               Address:   ____________________________________

                               _______________________________________________

                               Taxpayer Identification Number:________________

                                   SCHEDULE I
                               EXCHANGING HOLDERS

                                        Senior         Number of Shares
Name and Address   10 1/2% Notes    Secured Notes  of Class A Common Stock
----------------   -------------    -------------  -----------------------




                                    EXHIBIT C

                             DESCRIPTION OF OPINION

                                    EXHIBIT C

     Counsel of Southwest, MRO Holdings, Inc., Southwest Royalties Holdings, Inc. and Blue Heel Company (collectively, the "Companies", and, in each case, the "Company") will render an opinion regarding, in part, the following:

o Each Company's existence, good standing and corporate power to enter into the relevant documents in connection with the Exchange;

o The legality, validity and enforceability of each of the documents to which a Company is a party in connection with the Exchange;

o That the execution, delivery and performance by each Company of the documents to be entered into in connection with the Exchange will not contravene such Company's organizational documents, any applicable New York, federal, Delaware law, statute or regulation, or any material contract, or require authority, approval or consent of any governmental, regulatory authority or agency of the United States or the State of New York;

o That the security documents will be effective to create in favor of the Trustee or any collateral trustee for the benefit of the Holders valid liens on and security interests in the collateral under the Uniform Commercial Code and other applicable law;

o The means by which the liens on and security interests in the collateral for the benefit of the Exchanging Holders in the Collateral will be perfected and, upon completion of the steps enumerated therein, that such Collateral will, in fact, be perfected.

o The exemption from registration of the Exchange Consideration pursuant to
  Section 3(a)(9) of the Securities Act.

o The Offer to Exchange and Consent Solicitation Statements complies with applicable securities laws.

o The validity of the issuance of Notes and the due authorization, valid issuance and non-assessability of the shares of Class A Common Stock.

     This opinion will be subject to customary qualifications and assumptions.